UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 9, 2004 (December 8, 2004)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9592	34-1312571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 800
Ft. Worth, Texas	76102

(Address of principal executive	(Zip Code)
offices)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 8.01 Other Events
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Underwriting Agreement
Opinion/Consent of Vinson & Elkins L.L.P.

ITEM 1.01 Entry into a Material Definitive Agreement

On December 8, 2004, Range Resources Corporation (the “Company”) entered into an Underwriting Agreement with J.P. Morgan Securities Inc. and Friedman, Billings, Ramsey & Co., Inc. as joint book-runners, providing for the sale of shares of the Company’s common stock in an underwritten public offering. Co-managers in the underwriting group were Johnson Rice & Company L.L.C., KeyBanc Capital Markets, Raymond James and Associates, Inc., Calyon Securities (USA) Inc., Harris Nesbitt and Jefferies & Company, Inc.

The Underwriting Agreement provides for the sale of 5,000,000 shares of common stock (plus an option exercisable by the underwriters for an additional 750,000 shares of commons stock to cover over-allotments) at a per share price to the underwriters of $17.99, and an initial per share public offering price by the underwriters of $18.74.

The offering and the Underwriting Agreement contemplate that approximately $89.2 million of the net proceeds of the offering will be used by the Company to finance, in part, the recently announced acquisition of a company owning long-life coal bed methane and tight gas properties located in the Appalachian Basin (the “Pine Mountain Acquisition”). If the acquisition is not completed, the net proceeds will be used for general corporate purposes. The Underwriting Agreement includes other terms and provisions of the type customary in agreements of this sort.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, affiliates of J.P. Morgan Securities Inc., Calyon Securities (USA) Inc., Harris Nesbitt Corp., and KeyBanc Capital Markets, a Division of McDonald Investments, Inc. are lenders under our Second amended and Restated Credit Agreement, dated as of June 23, 2004, as amended, (“the Senior Credit Facility”) and will receive a portion of the net proceeds from this offering used to pay down our Senior Credit Facility until the closing or following the closing of the Pine Mountain acquisition.

The offering is being made pursuant to an existing and effective shelf registration statement filed on Form S-3 (File No. 333-118417) with the Securities and Exchange Commission, including a prospectus, relating to the registration of certain shares of common stock, certain debt and other securities, to be sold from time to time by the Company. The Underwriting Agreement is being filed as Exhibit 1.1 to this Current Report on Form 8-K.

ITEM 8.01 Other Events

The opinion of counsel regarding the validity of the common stock issued pursuant to the offering of shares of common stock described in Item 1.01 is filed as Exhibit 5.1 hereto.

ITEM 9.01 Financial Statements and Exhibits

     (c) Exhibits:

Exhibit
Number	Description
1.1	Underwriting Agreement

5.1	Opinion of Vinson & Elkins L.L.P.

23.5	Consent of Vinson & Elkins L.L.P. (set forth in their opinion filed as Exhibit 5.1)

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ RODNEY WALLER
Rodney Waller
Senior Vice President and Secretary

December 9, 2004

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EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement

5.1	Opinion of Vinson & Elkins L.L.P.

23.5	Consent of Vinson & Elkins L.L.P. (set forth in their opinion filed as Exhibit 5.1)

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